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                               EXHIBIT 11.1

                        MILLER EXPLORATION COMPANY
                 COMPUTATION OF EARNINGS PER COMMON SHARE


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
                                                              THREE MONTHS ENDED MARCH 31,
                                                                         1998
                                                              ---------------------------
                                                        (In thousands, except per share data)
BASIC EARNINGS (LOSS) PER
   SHARE
Net Loss                                                          $          (5,581)
Shares
    Weighted average shares outstanding                                       7,079
                                                                  -----------------
Basic earnings per share                                          $           (0.79)
                                                                  =================
DILUTED EARNINGS  (LOSS) PER
   SHARE
Net Loss                                                          $          (5,581)
Shares
    Weighted average shares outstanding                                       7,186
                                                                  -----------------
Diluted earnings per share                                        $           (0.78)
                                                                  =================
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